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                                                                      Exhibit 23


                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of American Precision Industries Inc. of our report dated February 7, 1996 for the combined financial statements as of and for the year ended December 31, 1995 and our report dated January 20, 1995 for the combined financial statements as of and for the years ended December 31, 1994 and 1993 relating to the combined financial statement of Gettys Corporation and Gettys Property Corporation which appears in the Amended Report in Form 8-K/A of American Precision Industries Inc. dated July 2, 1996.




BDO BINDER
Milwaukee, Wisconsin
Buffalo, New York
July 2, 1996